EXHIBIT 99.1

Team, Inc. Reports Second Quarter 2014 Results; Affirms FY2014 Guidance

SUGAR LAND, Texas, Jan. 7, 2014 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced financial results for the fiscal year 2014 second quarter ended November 30, 2013. Team reported net income available to shareholders of $14.4 million ($0.68 per diluted share). Excluding a non-routine revaluation gain, adjusted net income available to shareholders was $13.1 million ($0.62 per diluted share). Revenues for the current year quarter were $200 million, approximately the same as the prior year quarter. For the six months ended November 30, 2013, adjusted earnings were $0.85 per diluted share on revenues of $375 million.

Team is affirming its full fiscal year 2014 earnings guidance (adjusted) of $1.55 to $1.85 per share and continues to expect full year revenues to be in the range of $765 million to $790 million.

Key Points

  Adjusted operating income (also referred to as "EBIT") for the quarter of $21.7 million, or 11% of revenues.
  Adjusted EBITDA for the quarter of $28.4 million, or 14% of revenues.
  Record second quarter for Quest Integrity Group:
  -- $20 million in revenue, up 29% over prior year quarter.
  -- $5.5 million in EBIT, up 85% over prior year quarter.
  Inspection & Heat Treating ("IHT") and Mechanical Services combined business segment revenues declined 3% in the quarter, compared to a very strong prior year quarter, which had a record level of large project activity:
  -- IHT Inspection services up 8%.
  -- On-stream services up 13%.
  -- Turnaround services down 24%.
  Combined gross margins of IHT and Mechanical Services were virtually flat with prior year quarter (29%), reflecting progress in margin improvement initiatives.
  Repurchased 370,000 shares of our common stock in the quarter for a total consideration of approximately $13 million, leaving a remaining share repurchase authorization of about $12 million.
  Recognized a non-cash accounting gain of $2.1 million upon the revaluation of contingent consideration in a recent acquisition.

"We are pleased with the overall results of our second quarter, which reflect the strong rebound by Quest, as expected, and a stabilizing of our job margins after several quarters of cost pressure" said Phil Hawk, Team's Chairman and Chief Executive Officer. "We remain confident in both our near-term and long-term growth and performance potential."

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, January 8, 2014 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 866-515-2915 and use conference code 52443864 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$ 200,493	$ 200,648	$ 374,804	$ 362,140
Operating expenses	135,678	138,184	260,992	250,140
Gross margin	64,815	62,464	113,812	112,000

Selling, general and administrative expenses	43,422	39,928	84,757	77,002
Earnings from unconsolidated affiliates	350	504	793	866
Gain from revaluation of contingent consideration	2,138	--	2,138	--
Operating income	23,881	23,040	31,986	35,864

Foreign currency loss	140	114	530	188
Interest expense, net	811	677	1,419	1,276
Earnings before income taxes	22,930	22,249	30,037	34,400

Provision for income taxes	8,333	8,232	10,963	12,728
Net income	14,597	14,017	19,074	21,672

Less: Income attributable to non-controlling interest	172	81	139	175
Net income available to common shareholders	$ 14,425	$ 13,936	$ 18,935	$ 21,497

Earnings per common share:
Basic	$ 0.71	$ 0.69	$ 0.93	$ 1.08
Diluted	$ 0.68	$ 0.66	$ 0.89	$ 1.03

Weighted average number of shares outstanding:
Basic	20,409	20,052	20,459	19,963
Diluted	21,233	20,994	21,323	20,932

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted Net income:
Net income available to common shareholders	$ 14,425	$ 13,936	$ 18,935	$ 21,497
Non-routine revaluation contingent consideration	(2,138)	--	(2,138)	--
Non-routine severance costs	--	--	742	--
Tax impact of adjustments	780	--	505	--
Adjusted Net income	$ 13,067	$ 13,936	$ 18,044	$ 21,497

Adjusted Net income per common share:
Basic	$ 0.64	$ 0.69	$ 0.88	$ 1.08
Diluted	$ 0.62	$ 0.66	$ 0.85	$ 1.03

Adjusted EBITDA:
Operating income ("EBIT")	$ 23,881	$ 23,040	$ 31,986	$ 35,864
Non-routine revaluation contingent consideration	(2,138)	--	(2,138)	--
Non-routine severance costs	--	--	742	--
Adjusted EBIT	21,743	23,040	30,590	35,864
Depreciation and amortization	5,308	5,081	10,691	9,654
Non-cash share-based compensation costs	1,340	1,237	2,210	2,120
Adjusted EBITDA	$ 28,391	$ 29,358	$ 43,491	$ 47,638

Segment Data:
Revenues:
IHT	$ 109,427	$ 108,935	$ 205,260	$ 191,145
MS	70,987	76,171	136,756	141,498
Quest	20,079	15,542	32,788	29,497
	$ 200,493	$ 200,648	$ 374,804	$ 362,140

Adjusted EBIT:
IHT	$ 15,562	$ 16,313	$ 25,745	$ 25,972
MS	7,380	10,459	14,181	17,703
Quest	5,512	2,985	4,816	6,006
Corporate and shared support	(6,711)	(6,717)	(14,152)	(13,817)
	$ 21,743	$ 23,040	$ 30,590	$ 35,864

Revenues by Service Type:
Inspection and assessment	$ 109,483	$ 98,275	$ 198,069	$ 176,317
Turnaround	50,562	66,746	96,204	116,008
On-stream services	40,448	35,627	80,531	69,815
	$ 200,493	$ 200,648	$ 374,804	$ 362,140

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
NOVEMBER 30, 2013 AND MAY 31, 2013
(in thousands)

	November 30,	May 31,
	2013	2013
	(unaudited)

Current assets	$ 259,083	$ 246,918

Property, plant and equipment, net	79,728	74,939

Other non-current assets	149,155	138,346

Total assets	$ 487,966	$ 460,203

Current liabilities	$ 71,587	$ 72,804

Long term debt net of current maturities	91,708	72,946

Other non-current liabilities	23,696	22,263

Stockholders' equity	300,975	292,190

Total liabilities and stockholders' equity	$ 487,966	$ 460,203

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
NOVEMBER 30, 2013 AND NOVEMBER 30, 2012
(in thousands)

	Six Months Ended
	November 30,
	2013	2012
	(unaudited)	(unaudited)
Net income	$ 19,074	$ 21,672

Depreciation, amortization and non-cash share based compensation expense	12,901	11,774

Gain on contingent consideration revaluation	(2,138)	--

Working capital changes	(12,819)	(15,198)

Other items affecting operating cash flow	3,200	1,471

Net cash provided by operating activities	$ 20,218	$ 19,719

Capital expenditures	(13,619)	(12,654)

Cash used for business acquisitions, net	(10,175)	(18,144)

Other items affecting investing cash flow	207	(8)

Net cash used in investing activities	($23,587)	($30,806)

Borrowings of debt, net	18,000	19,000

Repurchases of common stock	(13,334)	--

Cash associated with share-based payment arrangements, net	974	3,874

Net cash provided by financing activities	$5,640	$22,874

Effect of exchange rate changes	159	221

Change in cash and cash equivalents	$ 2,430	$ 12,008

CONTACT: Ted W. Owen
         (281) 331-6154